EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (File No. 333-__________) of our report dated March 10, 1998, which appears on pages F-13 and F-14 of the Current Report on Form 8-K/A dated June 4, 1998 of Black Warrior Wireline Corp. We also consent to the reference to us under the heading "Experts."

                                                     PRICE WATERHOUSE LLP

Houston, Texas
June 4, 1998